UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 23, 2007
LAZY DAYS’ R.V. CENTER, INC. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Florida (State or other jurisdiction of incorporation)	333-114210 (Commission File Number)	59-1764794 (IRS Employer Identification No.)
6130 Lazy Days Boulevard Seffner, Florida 33584-2968 (Address of Principal Executive Offices, including Zip Code)
(800) 626-7800 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2007, the Board of Directors of Lazy Days’ R.V. Center, Inc. (the “Company”) appointed Michael Salvati, a Director of the Company, to serve as the Company’s Interim Chief Financial Officer. Mr. Salvati has served as Director of the Company since 2004. Mr. Salvati has over 25 years of financial and business experience and has served as Chief Financial Officer for several companies including Culligan Water Company. He is Principal and Founder of Oakridge Consulting where he provides financial consulting and interim management services for various companies. Mike was previously a partner of KPMG LLP.

The company is being very selective in its search for a permanent CFO to ensure the proper fit with its customer focused principles. Mike Salvati will fill this position in the meantime and provide a transition after a permanent replacement is brought on board.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 26, 2007

                LAZY DAYS’ R.V. CENTER, INC.

                By: /s/ John Horton___________________
                   Name: John Horton
                                                 Title:  Chief Executive Officer